    As filed with the Securities and Exchange Commission on November 19, 2001
                                                           Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                         PREFORMED LINE PRODUCTS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                 Ohio                                 34-0676895
(State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
Incorporation or Organization)

  660 Beta Drive, Mayfield Village, OH                            44143
  (Address of Principal Executive Offices)                      (Zip Code)
                                 ---------------

                         PREFORMED LINE PRODUCTS COMPANY
                     SALARIED EMPLOYEES' PROFIT SHARING PLAN
                            (Full Title of the Plan)
                                 ---------------
                                  Eric R. Graef
                         Preformed Line Products Company
                                 660 Beta Drive
                          Mayfield Village, Ohio 44143
                     (Name and Address of Agent for Service)
                             ----------------------
                                 (440) 461-5200
          (Telephone Number, Including Area Code, of Agent for Service)
                                ---------------

                         CALCULATION OF REGISTRATION FEE

========================= ==================== ======================== ======================== ======================
Title of                  Amount               Proposed                 Proposed
Securities To             To Be                Maximum Offering         Maximum Aggregate          Amount of
Be Registered             Registered           Price Per Share          Offering Price             Registration Fee
------------------------- -------------------- ------------------------ ------------------------ ----------------------

Common Shares,            300,000(1)           $15.40(2)                 $4,620,000               $1,155
$2 par value per share
========================= ==================== ======================== ======================== ======================


(1) The number of Common Shares, $2 par value per share, which may be offered, sold or distributed pursuant to the Preformed Line Products Company Salaried Employees' Profit Sharing Plan.

(2) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee. The fee is based on $15.40, the average of the high and low sale prices on November 13, 2001, of the registrant's Common Shares as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                  The Common Shares registered by Preformed Line Products Company (the "Registrant") pursuant to this Registration Statement will be issued under the Preformed Line Products Company Salaried Employees' Profit Sharing Plan (the "Plan").


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The documents listed in (a) through (c) below are incorporated by reference in to this Registration Statement. All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

                  (a) The Registrant's Registration Statement on Form 10 under the Exchange Act filed with the Commission on April 30, 2001, as amended by Amendment Nos. 1, 2 and 3 to the Form 10 (the "Form 10");

                  (b) All other reports filed by the Registrant pursuant to
                  Section 13(a) or 15(d) of the Exchange Act since December 31, 2000, including the Form 10-Q for the quarter ended September 30, 2001; and

                  (c) The description of the Registrant's Common Shares contained in the Form 10, including any amendment or report filed for the purpose of updating such description.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The legality of the Common Shares offered hereby has been passed upon for the Registrant by Baker & Hostetler LLP, Cleveland, Ohio. John
D. Drinko, a Director of the Registrant, is a senior partner in Baker & Hostetler LLP. Mr. Drinko beneficially owns 521,178 Common Shares of the Registrant. J. Richard Hamilton, Secretary of the Registrant, is also a senior partner in Baker & Hostetler LLP.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Ohio Revised Code (the "Code") authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification or (ii) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Code.

                  The Registrant's Amended and Restated Code of Regulations provides for the indemnification of directors and officers of the Registrant as authorized by the Board of Directors of the Registrant, for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was an officer or director of the Registrant upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the officer or director is entitled to indemnification. The Amended and Restated Code of Regulations authorizes the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant against any liability asserted against them in such capacity or arising out of their status as such, whether or not the Registrant would have power to indemnify such officer, employee or agent against such liability under the provisions of the Amended and Restated Code of Regulations of the Registrant.

                  The Registrant maintains a directors' and officers' insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.           EXHIBITS.

Exhibit Number                      Description of Exhibit
--------------                      ----------------------

3.1      Amended and Restated Articles of Incorporation of
         Preformed Line Products Company(1)

3.2      Amended and Restated Code of Regulations of Preformed
         Line Products Company(1)


4.1      Preformed Line Products Company Salaried
         Employee's Profit Sharing Plan


5.1 Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

5.2      Internal Revenue Service Determination Letter

23.1     Consent of Ernst & Young LLP

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24       Powers of Attorney (included at page II-5)


----------------

(1) Incorporated by reference from the Registrant's Registration Statement on Form 10 under the Exchange Act filed with the Commission on April 30, 2001, as amended by Amendment Nos. 1, 2 and 3.

ITEM 9.  UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mayfield Village, State of Ohio, on this 16th day of November, 2001.

                                    PREFORMED LINE PRODUCTS COMPANY


                                    By: /s/ Robert G. Ruhlman
                                       ------------------------------------
                                       Robert G. Ruhlman
                                       President and Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Ruhlman, Eric R. Graef and J. Richard Hamilton or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 16, 2001 by the following persons in the capacities indicated below.

             Signature                                   Title
             ---------                                   -----

/s/ Robert G. Ruhlman                       Director, President
---------------------------                 and Chief Executive Officer
Robert G. Ruhlman                           (Principal Executive Officer)


/s/ Eric R. Graef                           Vice President-Finance and Treasurer
---------------------------                 (Principal Accounting Officer)
Eric R. Graef


/s/ Jon R. Ruhlman                          Director, Chairman of the Company
---------------------------
Jon R. Ruhlman

/s/ Barbara P. Ruhlman                      Director
---------------------------
Barbara P. Ruhlman

/s/ Randall M. Ruhlman                      Director
---------------------------
Randall M. Ruhlman


/s/ John D. Drinko                          Director
----------------------------
John D. Drinko


/s/ Frank B. Carr                           Director
---------------------------
Frank B. Carr


/s/ Wilber C. Nordstrom                     Director
---------------------------
Wilber C. Nordstrom




Preformed Line Products Company Salaried Employees' Profit Sharing Plan. Pursuant to the requirements of the Securities Act of 1933, Preformed Line Products Company, the Plan Administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mayfield Village, Ohio, on November 16, 2001.

                                PREFORMED LINE PRODUCTS COMPANY


                                By:      /s/ Robert G. Ruhlman
                                   -----------------------------------------
                                          Robert G. Ruhlman
                                          President and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit Number                      Description of Exhibit
--------------                      ----------------------

3.1 Amended and Restated Articles of Incorporation of Preformed Line Products Company(1)

3.2                        Amended and Restated Code of Regulations of Preformed
                           Line Products Company(1)


4.1                        Preformed Line Products Company Salaried Employees'
                           Profit Sharing Plan


5.1 Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

5.2                        Internal Revenue Service Determination Letter

23.1                       Consent of Ernst & Young LLP

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24                         Powers of Attorney (included at page II-5)


-------------------

(1) Incorporated by reference from the Registrant's Registration Statement on Form 10 under the Exchange Act filed with the Commission on April 30, 2001, as amended by Amendment Nos. 1, 2 and 3.